UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):  December 9, 2015

ALTA MESA HOLDINGS, LP

(Exact name of registrant as specified in its charter)

Texas	333-173751	20-3565150
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

15021 Katy Freeway, Suite 400

Houston, Texas, 77094

(Address of principal executive offices)

(281) 530-0991

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2015, the Board of Directors of Alta Mesa Holdings GP, LLC, the general partner of Alta Mesa Holdings, LP, a Texas limited partnership (the “Company”), approved discretionary a cash bonus for David Murrell, Vice President of Land and Business Development for the year ended December 31, 2014.  No other named executives of the Company were awarded cash bonuses for the 2014 fiscal year.  All other compensation of the named executive officers for the year ended December 31, 2014 was previously reported by the Company in the Summary Compensation Table beginning on page 59 of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2015 (the "Annual Report"). As of the filing of the Annual Report, bonuses for the named executive officers had not been determined, other than for Michael A. McCabe, Vice President and Chief Financial Officer, and, therefore, were omitted from the Summary Compensation Table included in the Annual Report.  Pursuant to Item 5.02(f) of Form 8-K, the bonus awarded to David Murrell, which was the sole bonus awarded for the year ended December 31, 2014, is set forth below together with the other compensation previously reported, and the new total compensation amounts for Mr. Murrell.

					All Other
Name and Principal Position:	Year	Salary	Bonus		Compensation		Total

David Murrell	2014	$360,000	$25,000	(1)	$22,850	(2)	$407,850
Vice President of Land and Business Development

____________

(1)	Represents discretionary cash bonus approved on December 9, 2015 for the year ended December 31, 2014.
(2)	Mr. Murrell’s other compensation for the year ended December 31, 2014 consists of $11,500 in matching funds to his 401(k) account and $11,350 in auto expenses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA MESA HOLDINGS, LP

December 15, 2015	By:	/s/ Michael A. McCabe
Michael A. McCabe, Vice President and Chief Financial Officer